EXHIBIT 10(a)

                           WRITTEN CONSENT OF COUNSEL





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To Whom It May Concern:

     I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-47862) filed by Phoenix Home Life Mutual Insurance Company for the Phoenix Home Life Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.



Very truly yours,


/s/ Susan E. Schechter
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Susan E. Schechter, Counsel
Phoenix Home Life Mutual Insurance Company







Dated March 29, 2001